EXHIBIT 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Glen Burnie Bancorp (the “Company”) on Form 10-Q for the period ending June  30, 2019 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: August 12, 2019	/s/ John D. Long
John D. Long
President, Chief Executive Officer

/s/ Jeffrey D. Harris
Jeffrey D. Harris
Chief Financial Officer